UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Sawyer Road Corinth, MS		38834
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 408-694-3339

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Holders

On January 21, 2011, the Board of Directors (the “Board”) of eOn Communications Corporation (“eOn” or the “Company”) increased the number of directors from four to five and appointed Robert A. Gordon as the fifth member of the Board by unanimous vote, which brings the Board’s membership to three independent directors and in compliance with NASDAQ’s Rule 5605. Mr. Gordon was also appointed to serve on eOn’s Audit, Compensation, and Nominating and Corporate Governance Committees.

Mr. Gordon will receive the customary compensation paid to the Company’s independent directors to be prorated for time of service. Mr. Gordon does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Gordon and any other person pursuant to which he was appointed as a director.

Mr. Gordon, age 60, started his Arizona-based business telecom systems design, manufacturing and distribution consulting business, R. Gordon & Associates, Inc., in 1991. In 1997, Mr. Gordon founded and became president of Mobicel Systems, Inc., a corporation that designs and markets small business wireless enterprise communications systems. Mr. Gordon has served as president of ATEL Telefonia Inalambrica, S.A. of Guatemala, a provider of rural telephony service, since 2000. Mr. Gordon is also a director of Cortelco Systems Puerto Rico, a local company providing installation and services of business telecom, data, and network security solutions throughout Puerto Rico.

Item 5.07    Submission of Matters to a Vote of Security Holders

On January 19, 2011, eOn held its annual meeting of stockholders in Corinth, Mississippi. As of the record date, November 26, 2010, there were 2,857,966 shares of common stock entitled to vote at the annual meeting. Represented at the meeting, in person or by proxy, were 2,255,400 shares representing 79% of the total shares of common stock entitled to vote at the meeting.

The first matter submitted for stockholder vote was the election of a Class II director to serve on the Company’s Board of Directors for a three-year term expiring in 2013. David S. Lee was elected to serve as director with 1,181,519 votes for, 113,007 votes withheld, and 960,874 broker non-votes.

The second matter submitted for stockholder vote was the ratification of the appointment of Horne, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2011. The appointment of Horne, LLP as the Company’s independent registered public accounting firm was ratified with 2,229,644 votes for, 6,934 votes against, 18,822 abstentions, and 0 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011

EON COMMUNICATIONS CORPORATION

By:	/s/ Lee M. Bowling
Lee M. Bowling
Chief Financial Officer